Contact: 610-337-1000                              For Release: January 26, 2005
         Robert W. Krick, Ext. 3141                 Immediate



AMERIGAS PARTNERS REPORTS FIRST QUARTER RESULTS

VALLEY FORGE, Pa., January 26 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported net income for the Partnership's first fiscal quarter ended December 31, 2004 of $44.3 million or $0.77 per diluted limited partner unit, compared to $43.1 million, or $0.77 per diluted limited partner unit, in the same period last year. The results for the quarter include a gain of $7.1 million, or $0.13 per diluted unit, on the previously-reported sale of AmeriGas' 50% interest in Atlantic Energy, Inc., owner of a propane import terminal in Virginia. Average diluted units outstanding were 4% higher for the recent quarter principally as a result of a common unit offering in May 2004.

Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) were $86.4 million, including the $9.1 million pretax gain on the sale of Atlantic Energy, in the first fiscal quarter of 2005 compared to $84.6 million a year ago. For the three months ended December 31, 2004, retail volumes sold declined to 296.8 million gallons from 304.5 million gallons sold in the prior-year period. Weather was 8.0% warmer than normal during the recent quarter compared to weather that was 7.4% warmer than normal in the prior-year period, according to the National Oceanic and Atmospheric Administration.

Eugene V. N. Bissell, chief executive officer of AmeriGas, said, "The lower retail sales volumes and higher operating expenses we experienced this quarter reflect the dual challenges of significantly warmer weather and continued high propane product costs. The average cost per gallon during the quarter at Mt. Belvieu, Texas, one of our major propane supply points, rose 47% over the prior year."

Revenues for the quarter were $556.2 million versus $460.2 million a year ago, principally reflecting higher propane product prices. Operating and administrative expenses rose during the quarter mainly reflecting the impact of higher vehicle costs associated with increased fuel prices and lease expenses, higher employee compensation costs and higher general insurance expenses.

AmeriGas Partners is the nation's largest retail propane marketer, serving nearly 1.3 million customers from over 650 locations in 46 states. UGI Corporation (NYSE: UGI), through subsidiaries, owns 46% of the Partnership and individual unitholders own the remaining 54%.

                                   -- MORE --

AMERIGAS PARTNERS REPORTS FIRST QUARTER RESULTS                           PAGE 2


AmeriGas Partners, L. P. will host its first quarter FY 2005 earnings conference call on Wednesday, January 26, 2005, at 4:00 PM ET. Interested parties may listen to a live audio broadcast of the conference call at http://www.shareholder.com/ugi/medialist.cfm. A telephonic replay of the call can be accessed approximately one hour after the completion of the call at 888/203-1112, passcode 7435500 (International replay 719/457-0820, passcode 7435500) through February 1, 2005.

The financial tables appended to this news release can be viewed directly at HTTP://WWW.SHAREHOLDER.COM/UGI/APU/1Q05/FINANCIALTABLE.PDF.

This press release contains certain forward-looking statements which management believes to be reasonable as of today's date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management's control. Among them are adverse weather conditions, product cost volatility and availability of propane, the capacity to transport propane to our market areas and regional economic conditions. You should read the Partnership's Annual Report on Form 10-K for a more extensive list of factors that could affect results. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

Comprehensive information about AmeriGas is available on the Internet at WWW.AMERIGAS.COM.


AP-02                                 ###                                1/26/05

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)


                                                             Three Months Ended                   Twelve Months Ended
                                                                 December 31,                          December 31,
                                                          2004(a)           2003                2004(a)            2003
                                                       -----------       -----------          -----------       -----------
Revenues:
        Propane                                        $   517,451       $   423,261          $ 1,733,890       $ 1,515,245
        Other                                               38,765            36,937              138,028           128,346
                                                       -----------       -----------          -----------       -----------
                                                           556,216           460,198            1,871,918         1,643,591
                                                       -----------       -----------          -----------       -----------

Costs and expenses:
        Cost of sales - propane                            335,309           239,122            1,068,489           867,711
        Cost of sales - other                               15,835            15,381               57,391            53,761
        Operating and administrative expenses (b)          130,619           123,763              507,929           491,251
        Depreciation                                        17,922            18,337               75,053            72,286
        Amortization                                         1,396             1,318                5,222             4,503
        Other (income), net                                (12,549)           (3,282)             (21,011)          (11,056)
                                                       -----------       -----------          -----------       -----------
                                                           488,532           394,639            1,693,073         1,478,456
                                                       -----------       -----------          -----------       -----------
Operating income                                            67,684            65,559              178,845           165,135
Loss on extinguishment of debt                                  --                --                   --            (3,023)
Interest expense                                           (20,503)          (21,135)             (82,543)          (85,631)
                                                       -----------       -----------          -----------       -----------
Income before income taxes                                  47,181            44,424               96,302            76,481
Income tax expense                                          (2,315)             (707)              (1,877)           (1,035)
Minority interests                                            (575)             (568)              (1,429)           (1,251)
                                                       -----------       -----------          -----------       -----------
Net income                                             $    44,291       $    43,149          $    92,996       $    74,195
                                                       ===========       ===========          ===========       ===========

General partner's interest in net income (c)           $     2,493       $     2,538          $       930       $       742
                                                       ===========       ===========          ===========       ===========

Limited partners' interest in net income (c)           $    41,798       $    40,611          $    92,066       $    73,453
                                                       ===========       ===========          ===========       ===========


Net income per limited partner unit (c):
        Basic                                          $      0.77       $      0.78          $      1.72       $      1.44
                                                       ===========       ===========          ===========       ===========

        Diluted                                        $      0.77       $      0.77          $      1.71       $      1.44
                                                       ===========       ===========          ===========       ===========

Average limited partner units outstanding:
        Basic                                               54,477            52,348               53,632            51,002
                                                       ===========       ===========          ===========       ===========

        Diluted                                             54,552            52,442               53,702            51,085
                                                       ===========       ===========          ===========       ===========

SUPPLEMENTAL INFORMATION:

        Retail gallons sold (millions)                       296.8             304.5              1,051.4           1,055.2
        EBITDA (d)                                     $    86,427       $    84,646          $   257,691       $   237,650
        Distributable cash (d)                              59,405            57,389              151,647           129,643
        Capital expenditures:
           Maintenance capital expenditures                  6,519             6,122               23,501            22,376
           Growth capital expenditures                      14,617             8,291               44,877            29,905


(a) Net income and net income per limited partner unit for the three- and twelve-month periods ended December 31, 2004 include a gain of $7,107 and $0.13, respectively, recognized in connection with the Partnership's sale of its 50% ownership interest in Atlantic Energy, Inc.

(b) Included in operating and administrative expenses during the twelve-month period ended December 31, 2003 are $3,756 of costs associated with the management realignment announced in June 2003.

(c) Effective April 2004, the Partnership adopted Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FASB Statement No. 128" ("EITF 03-6"), which results in the calculation of net income per limited partner unit for each period according to distributions declared and participation rights in undistributed earnings, as if all of the earnings for the period had been distributed. In periods with undistributed earnings above certain levels, the calculation according to the two-class method results in an increased allocation of undistributed earnings per unit to the general partner and a dilution of the earnings per unit for the limited partners. The dilutive effect of EITF 03-6 on basic and diluted net income per limited partner unit was $(0.03) and $(0.04) for the three months ended December 31, 2004 and 2003, respectively.

     (continued)

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)


(continued)


(d) EBITDA (earnings before interest expense, income taxes, depreciation and amortization) should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States ("GAAP"). Management believes EBITDA is a meaningful non-GAAP financial measure used by investors to compare the Partnership's operating performance with other companies within the propane industry and to evaluate our ability to meet loan covenants.

     Management defines distributable cash as EBITDA less interest expense and maintenance capital expenditures. Maintenance capital expenditures are defined in the Partnership Agreement as expenditures made to maintain the operating capacity of the Partnership's existing capital assets. Management believes distributable cash is a meaningful non-GAAP measure for evaluating the Partnership's ability to declare and pay the Minimum Quarterly Distribution pursuant to the terms of the Partnership Agreement. The Partnership's definition of distributable cash may be different from that used by other entities.

     The following table includes reconciliations of net income to EBITDA and distributable cash for all periods presented:

                                          Three Months Ended                Twelve Months Ended
                                             December 31,                       December 31,
                                         2004            2003            2004            2003
                                      ---------       ---------       ---------       ---------

Net income                            $  44,291       $  43,149       $  92,996       $  74,195
Income tax expense                        2,315             707           1,877           1,035
Interest expense                         20,503          21,135          82,543          85,631
Depreciation                             17,922          18,337          75,053          72,286
Amortization                              1,396           1,318           5,222           4,503
                                      ---------       ---------       ---------       ---------
EBITDA                                   86,427          84,646         257,691         237,650
Interest expense                        (20,503)        (21,135)        (82,543)        (85,631)
Maintenance capital expenditures         (6,519)         (6,122)        (23,501)        (22,376)
                                      ---------       ---------       ---------       ---------
Distributable cash                    $  59,405       $  57,389       $ 151,647       $ 129,643
                                      =========       =========       =========       =========